Exhibit 5.1
                         May ____, 1997


First of America Bank Corporation
211 South Rose Street
Kalamazoo, Michigan  49007

     Re:  First of America Bank Corporation
          First of America Capital Trust I
          Registration Statement on Form S-4
          File No. 333-_______________

Greetings:

     We have acted as counsel to First of America Bank Corporation, a Michigan corporation (the "Corporation") and Sponsor of First of America Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of $150,000,000 aggregate Liquidation Amount of the Trust's 8.12% Capital Securities, Series B (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $150,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.12% Capital Securities, Series A (the "Old Capital Securities"); (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series B (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series A (the "Old Junior Subordinated Debentures"); and (iii) the Corporation's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Corporation's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated as of January 28, 1997 (the "Amended Declaration"), among the Corporation, as Sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture, dated as of January 28, 1997 (the "Indenture"), between the Corporation and The Bank of New York, as debenture trustee.

     We have examined such documents and records as we deemed appropriate, including the following:

          (i) Copy of the Restated Articles of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the state of Michigan.

          (ii) Copy of the By-Laws of the Corporation, as amended, certified as of a recent date by the Secretary of the Corporation to be a true and complete copy.

          (iii) Copy, certified as of a recent date by the Secretary of the Corporation to be a true copy, of the resolutions of the Board of Directors of the Corporation adopted January 15, 1997 authorizing the filing of the Registration Statement and the exchange of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee in the circumstances referred to above.

          (iv) Executed counterparts of the Amended Declaration.

          (v)  Specimen of the New Capital Security.

          (vi) Executed counterparts of the Indenture.





          (vii)     Specimen of the New Junior Subordinated Debenture.

          (viii)    Form of the New Guarantee.

          (ix) Executed counterparts of the Registration Rights
               Agreement, dated as of January 28, 1997 (the
               "Registration Rights Agreement"), among the Trust, the Corporation and the Initial Purchasers named therein.

     In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation, the Administrative Trustees of the Trust and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Based upon the foregoing, we are of the opinion that:

     (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     (2) The New Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed and delivered to The Bank of New York, as guarantee trustee, as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of Michigan and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Michigan and the federal laws of the United States of America and, with respect to the laws of New York, we have made no independent investigation of such laws and have relied on all matters governed by such laws upon the opinion of Brown & Wood LLP.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of New Securities" contained in the Prospectus included therein.


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                              Very truly yours,

                              HOWARD & HOWARD



                              David E. Riggs
































































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                                               Exhibit 5.3




                            May ____, 1997


First of America Bank Corporation
First of America Capital Trust I
c/o First of America Bank Corporation
211 South Rose Street
Kalamazoo, Michigan  49007

     Re:  First of America Bank Corporation
          First of America Capital Trust I
          Registration Statement on Form S-4
          File No. 333-_____________

Greetings:

     We have acted as counsel to First of America Bank Corporation, a Michigan corporation (the "Corporation") and Sponsor of First of America Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of $150,000,000 aggregate Liquidation Amount of the Trust's 8.12% Capital Securities, Series B (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for $150,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.12% Capital Securities, Series A (the "Old Capital Securities"); (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series B (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series A (the "Old Junior Subordinated Debentures"); and (iii) the Corporation's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Corporation's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated January 28, 1997 (the "Amended Declaration"), among the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture, dated as of January 28, 1997 (the "Indenture"), between the Corporation and The Bank of New York, as Debenture Trustee.

     We have examined such documents and records as we deemed appropriate, including the following:

          (i) Copy of the Restated Articles of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Michigan.

          (ii) Copy of the By-Laws of the Corporation, as amended, certified as of a recent date by Richard Washburn, Secretary of the Corporation to be a true and complete copy.

          (iii) Copy, certified as of a recent date by Richard Washburn, Secretary of the Corporation to be a true and complete copy, of resolutions adopted by the Board of Directors of the Corporation on






                    January 15, 1997 and by the Pricing Committee of the Board of Directors of the Corporation on January 21, 1997.

          (iv) Executed counterparts of the Amended Declaration.

          (v)  Specimen of the New Capital Security.

          (vi) Executed counterparts of the Indenture.

          (vii)     Specimen of the New Junior Subordinated Debenture.

          (viii)  Executed counterparts of the New Guarantee.

          (ix) Executed counterparts of the Registration Rights
               Agreement, dated as of January 28, 1997 (the
               "Registration Rights Agreement"), among the Trust, the Corporation and the Initial Purchasers named therein.

     In addition, as to certain factual matters, we have relied upon certificates of officers of the Corporation, public officials and others.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, as well as the validity and binding effect thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     (2) The New Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed by the Corporation and The Bank of New York, as Guarantee Trustee, and delivered as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. As to matters governed by Michigan law, we have relied







exclusively on the opinion of Howard & Howard Attorneys, P.C., and have not made any independent investigation thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of New Securities" contained in the Prospectus included therein.

                              Very truly yours,

                              /s/ Brown & Wood LLP




                              BROWN & WOOD LLP























































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